UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/14/2008

MCG Capital Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-33377

Delaware	54-1889518
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
(Address of principal executive offices, including zip code)

(703) 247-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2008, John C. Wellons announced his intention to resign from the position of Chief Accounting Officer of MCG Capital Corporation (the "Company") to pursue an opportunity with another company, effective April 11, 2008. There is no accounting disagreement between Mr. Wellons and the Company's management. Michael R. McDonnell, the Company's Chief Operating Officer and Chief Financial Officer, will assume the additional role of Chief Accounting Officer upon Mr. Wellons' departure. In addition, the Company has announced that Janet C. Perlowski, the Company's former Chief Financial Officer and Controller and a current employee, will assist Mr. McDonnell in overseeing the Company's accounting department while the Company recruits a successor for Mr. Wellons.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG Capital Corporation

Date: March 17, 2008	By:	/s/ Samuel G. Rubenstein
Samuel G. Rubenstein
Executive Vice President